UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2007
KREIDO BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization	333-130606 (Commission File Number)	20-3240178 (I.R.S. Employer Identification Number)

1140 Avenida Acaso Camarillo, California (Address of principal executive offices)		93012 (Zip Code)
Registrant’s telephone number, including area code (805) 389-3499
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 19, 2007, Kreido Biofuels, Inc. (the “Company”) entered into an Employment Agreement with John M. Philpott (the “Agreement”), pursuant to which Mr. Philpott will serve as the Company’s Vice President and Chief Accounting Officer. A form of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The initial term of the Agreement is one year and the Agreement provides that Mr. Philpott’s base salary will be $185,000 per year. Mr. Philpott will be eligible to earn performance-based bonuses ranging from 20% to 50% of his base salary as determined by the Compensation Committee of the Company’s Board of Directors.
     Mr. Philpott has been granted an option to purchase 150,000 shares of the Company’s common stock under the Company’s 2006 Equity Incentive Plan at an exercise price of $1.20 per share. The shares vest in eight equal installments of 18,750 each per calendar quarter beginning with the calendar quarter ending on June 30, 2007. If the Company terminates Mr. Philpott’s employment in connection with a Change of Control (as defined in the Agreement) or without Cause, or if Mr. Philpott terminates his employment for Good Reason, one-half of all unvested options will immediately vest and the option term will continue for five years from the date of termination of employment. If the Company terminates Mr. Philpot’s employment for Cause, all unvested options shall immediately expire and vested but unexercised options will expire 30 days after the date of termination. If Mr. Philpott terminates his employment without Good Reason, all unvested options shall immediately expire and the term of vested but unexercised options will expire five years after the date of termination. If Mr. Philpott’s employment is terminated on account of death or Disability (as defined in the Agreement), all unvested options shall immediately expire and the term of vested but unexercised options will expire one year after the date of termination. Mr. Philpott has also entered into a Lock-Up Agreement which contains limits as to when Mr. Philpott may sell the shares underlying the options.
     Should Mr. Philpott’s employment be terminated by the Company for Cause or by Mr. Philpott without Good Reason (each as defined in the Agreement), he shall receive a lump sum cash payment equal to the sum of any accrued by unpaid base salary as of the date of termination and earned benefits under any of the Company’s benefit plans. If Mr. Philpott’s employment is terminated by the Company without Cause or by Mr. Philpott for Good Reason, he shall receive a lump sum cash payment equal to the sum of his accrued base salary, earned benefits and severance pay ranging from nine to twelve months of base salary depending upon the year of termination.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On March 19, 2007, the Company appointed John M. Philpott as the Company’s Vice President and Chief Accounting Officer.
     From September 2006 until joining the Company, Mr. Philpott served as Partner with Aegis Advisors, LLC, a private management company. For more than 10 years before joining Aegis Advisors, LLC, Mr. Philpott held the position of CFO, Treasurer and Assistant Secretary with Miravant Medical Technologies, Inc., a publicly held pharmaceutical research and development company engaged in drug and laser light development.

     The material terms of Mr. Philpott’s employment agreement are set forth in Item 1.01 above and the Agreement is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

10.1	Employment Agreement dated March 19, 2007, by and between the Company and John M. Philpott.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.

Date: March 22, 2007	By: /s/ Joel A. Balbien

Name: Joel A. Balbien Its: Chief Executive Officer